Exhibit 99.7

SUPPLEMENT NO. 1 TO
MASTER INDENTURE

     THIS SUPPLEMENT NO. 1 TO MASTER INDENTURE, dated as of as of May 5, 2005 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

     The parties hereto are parties to a master indenture, dated as of August 12, 2004 (as amended, modified or supplemented, the “Master Indenture”) between the Issuer and the Indenture Trustee; and

     the parties hereto desire to amend the Master Indenture as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture.

     SECTION 2. Section 1.1 of the Master Indenture. Section 1.1 of the Master Indenture is hereby amended by:

          (i) amending and restating each of the following defined terms in their entirety to read as follows:

‘“Collateral Security’ means, with respect to any Receivable, (i) the security interest, if any, granted by or on behalf of the related Dealer in the related Products or Accounts Receivable that, in each case, constitute the primary collateral for such Receivable but does not include secondary collateral such as personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit and (ii) all Records in respect of such Receivable.’’;

“‘Minimum Free Equity Amount’ means, as of any date of determination, the product of (a)(i) prior to May 5, 2005, the Note Trust Principal Balance, and (ii) from and after May 5, 2005, the Outstanding Principal Balance at such date of determination, and (b) the highest of the Minimum Free Equity Percentages specified in the Indenture Supplements effective on such date of determination.”;

“‘Non-Principal Collections’ means the sum of (a) Collections of interest and all other non-principal charges (including insurance service fees and handling fees) on the Receivables; (b) all Recoveries; (c) all interest and earnings on investments included in the Excess Funding Account, net of losses and investment expenses; (d) payments by Dealers of Manufacturer Discount Amounts; (e) payments by manufacturers of Manufacturer Subsidy Amounts; and (f) to the extent allocable to the Note Trust Certificate, “Non-Principal Collections” (as defined in the Pooling and Servicing Agreement)”; and

“‘Non-Principal Receivables’ with respect to any Account means (i) all amounts billed to the related Dealer in respect of interest and all other non-principal charges and (ii) without duplication, all amounts owed in respect of Manufacturer Discount Amounts and Manufacturer Subsidy Amounts.”;

          (ii) amending the definition of “Collections” by deleting the phrase “in respect of the Receivables” immediately preceding the parenthetical in the first sentence thereof and replacing such phrase with the words “in respect of the Transferred Receivables” in substitution therefor; and

          (iii) inserting, in correct alphabetical order, the following defined terms:

‘“Manufacturer Discount Amount’, with respect to a Receivable, means an amount equal to the excess, if any, of (a) the invoice price of the related Product over (b) the amount that the applicable Manufacturer agrees to accept from an Originator in order to permit the applicable Dealer to obtain a “free flooring” period during which such Dealer is not required to pay interest (or pays interest at a reduced rate) in respect of such Receivable.”; and

‘“Manufacturer Subsidy Amount’, with respect to a Receivable, means an amount that the applicable Manufacturer has agreed to pay in respect of such Receivable (at any time or from time to time) after such Receivable has been originated in order to permit the applicable Dealer to obtain a “free flooring” period during which such Dealer is not required to pay interest (or pays interest at a reduced rate) in respect of such Receivable.”.

     SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

     (b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

     SECTION 4. Binding Effect; Ratification.

     (a) This Supplement shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

     (b) The Master Indenture, as supplemented hereby, remains in full force and effect. Any reference to the Master Indenture from and after the date hereof shall be deemed to refer to the Master Indenture as supplemented hereby, unless otherwise expressly stated.

     (c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

     SECTION 5. Miscellaneous.

     (a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND

AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

     (e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Executed counterparts of this Supplement may be delivered electronically.

[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date and year first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	The Bank of New York (Delaware), not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo

	Name:	Kristine K. Gullo

	Title:	Asst. Vice President

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WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as the Indenture Trustee

By:		/s/ Erwin M. Soriano

	Name:	Erwin M. Soriano

	Title:	Assistant Vice President

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